Prospectus

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-189030

LANGUAGE ARTS CORP.

5,000,000 shares of common stock

$0.01 per share

Language Arts Corp. is offering on a best-efforts basis a minimum of 2,500,000 and up to 5,000,000 shares of common stock at a fixed offering price of $0.01 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account with HSBC Panama pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws.  If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering. The funds will be maintained in the separate bank until we receive a minimum of $25,000, at which time we will remove those funds for use as set forth in the Use of Proceeds section of this prospectus.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  For more information, see “Plan of Distribution” on page 14.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Company	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Minimum Offering	2,500,000	$25,000.00	$0.00	$25,000.00
Maximum Offering	5,000,000	$50,000.00	$0.00	$50,000.00

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC becomes effective.  This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

Resale transactions may not take place due to the absence of registration or applicable exemptions. Language Arts Corp. does not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is August 22, 2013

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 6.

The Company

We were incorporated in the State of Nevada on April 22, 2013 as Language Arts Corp.  We are focused on designing, developing and launching our proposed online language learning and translation service.  To date, we have begun to implement our business plan but have not commenced our planned principal operations and have no significant assets.  Our operations have been devoted primarily to startup and development activities, which include the formation of our corporate identity and obtaining seed capital through sales of our equity securities.  On or about June 2, 2013, we purchased the domain name www.languageartstraining.com.  During the week of July 8, 2013, we published an “alpha” (or initial test) version of our website.  The website is currently only minimally capable and will be refined as time and funds permit.

We are still in the development stage and have not yet launched our language conversion and learning software.  Since our inception, we have not generated any revenues.  During the year ended April 30, 2013, we incurred a net loss of $400. We expect to spend $30,000 in the next 12 months of operations to execute our planned principal operations and continue as a going concern.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

We are attempting to build Language Arts into a fully operational company.  In order to do so and begin generating revenues, we must develop and publish our website.  We in the process of seeking and engaging a third party firm to develop our web site.  We expect to operate solely as an online business, whereby our proposed website will be the sole method through which we will realize sales and all of our marketing activities will be conducted via the Internet.  Thus, we believe this site is critical to reaching prospective customers and for generating awareness of our brand.  Unfortunately, at this time our website is only in the conceptual development stage.  Until we publish a website, we will be unable to generate brand awareness or effect sales.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended.  Our business purpose is to offer language learning and translation services via the Internet. Language Arts has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

As of the date of this prospectus, we have 6,000,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

P.O. Box El Dorado

0819-11689

Panama, Republic de Panama

Telephone (+1407) 374-1407

Our fiscal year end is April 30.

The Offering

Language Arts Corp. is offering, on a best-efforts, self-underwritten basis, a minimum of 2,500,000 and up to 5,000,000 shares of common stock at a price of $0.01 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.

The proceeds from the sale of the shares by the Issuer in this offering will be payable directly to the company.  All subscription agreements and checks should be delivered to “Language Arts Corp.”  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.

The offering shall terminate on the earlier of (i) the date when the sale of all 2,000,000 shares is completed or (ii) 365 days from the date of this prospectus.  We will not extend the offering period beyond 365 days from the effective date of the prospectus.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days after receiving the minimum amount of subscriptions and, thereafter, promptly following each subscription agreement received.  (See “Plan of Distribution”).

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

We will apply the net proceeds from the offering to pay for website development, marketing, office supplies and equipment and general working capital.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 6 and "Dilution" on page 14 before making an investment in our stock.

Our Transfer Agent is expected to be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida, Phone: (813) 344-4490.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Language Arts Corp.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

April 30, 2013
ASSETS
Current assets
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$400
Total current liabilities	400

Total liabilities	400

Stockholders’ equity
Common stock	6,000
Additional paid-in capital	14,000
Subscriptions receivable	(20,000)
Deficit accumulated during development stage	(400)
Total stockholders’ equity	(400)

Total liabilities and stockholders’ equity	$-

Statements of Operations Data

Inception
(April 22, 2013)
Through
April 30, 2013
Revenue	$-
Total expenses	400

Provision for income taxes	-

Net (loss)	$(400)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Our sole officer and director does not experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our sole officer and director has no public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Because our sole officer and director has no experience with e-commerce and online sales, we may not generate material sales and we face a high risk of failure.

Our sole officer and director has no experience operating an e-commerce business.  As such, there can be no assurance that we will be able to implement planned principal operations or generate any sales, and face a high risk of business failure.

Investors may lose their entire investment if we are unable to continue as a going concern.

Language Arts Corp. was formed in April 2013.  We have not yet begun our planned principal operations and have no operational history on which you can evaluate our business and prospects. We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with numerous larger competitors and lack of brand recognition.  We cannot guarantee that we will be successful in establishing a presence in the language translation and learning industry or in accomplishing our objectives. If our business fails, the investors in this offering may face a complete loss of their investment.

We may experience liquidity and solvency problems, which could impair our operations or force us out of business.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Our independent accounting firm has expressed substantial doubt about our ability to continue as a going concern.

At April 30, 2013, we had not begun to generate revenue, had no certainty of earning revenues in the future, and had no cash on hand.  We expect to spend $30,000 in the next 12 months of operations to execute our planned principal operations and continue as a going concern.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control.  These factors include general economic conditions, market acceptance of our future products and services and competitive efforts.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.  As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

The language learning industry is highly competitive, and we are in an unfavorable competitive position.

Our management believes we compete, in general, with numerous, more established companies providing language learning and translation services.  The market for these services is rapidly evolving, highly fragmented and intensely competitive, and we expect both product and pricing competition to persist and intensify. All of our competitors are significantly larger and have substantially greater financial, technical, sales, marketing and other resources and substantially greater name recognition.  The resources of these competitors also may enable them to respond more rapidly to new or emerging technologies and changes in customer requirements, reduce prices to win new customers and offer free language learning software or online services.  It is also possible that new competitors or alliances among competitors will emerge in the future.  There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We may not be able to attract or retain users of our language learning services.

Consumer habits continuously change so we must consistently provide users/subscribers with an enhanced experience online.  Demand for our proposed language learning software products and related services is subject to rapidly changing consumer demand and trends in consumer preferences. Therefore, our success depends upon our ability to:

1.

Identify and respond to these trends in a timely manner;

2.

Introduce our products and services on a timely basis;

3.

Establish a base of operations; and

4.

Build brand awareness.

A decline in demand for our proposed language learning products and services, or any failure on our part to satisfy changing consumer preferences, could harm our business and profitability.

We may be unable to develop and maintain our online language learning properties.

We intend to contract developers to create and publish our online language learning products, services and websites (collectivelly referred to hereinafter as "property" or "properties"). Due to the current demand for skilled website developers and graphic designers, we may not be able to acquire suitable contractors, or they may not be available to us at an acceptable cost.  We will need to ensure that the candidates are qualified to develop a user-friendly online property.  If we are unable to acquire their services, we will not be able to complete the website and user-friendly interface, which is the most important aspect of our business development.  We cannot assure you that the services we seek to create will be successful or that they will be profitable, or if they are profitable, that they will provide an adequate return on capital expended.  If we are not successful in developing these new services, we will be unable to commence our planned operations.

We may lose our sole officer and director without an employment agreement.

Our operations depend substantially on the skills and experience of our sole officer and director, Maria Del Pilar Jaen.  We have no other full- or part-time employees besides this individual.  Furthermore, we do not maintain key man life insurance on our sole officer and director.  Without an employment contract, we may lose our officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our sole officer and director is currently involved in other business opportunities and may face a conflict in selecting between our company and her other business interests, but has committed to devote approximatly 20 hours per week to our operations. In the event Ms. Jean is unavailable, we may experience periodic interuption in our business operations. Such delays could have a significant negative effect on the success of the business. We have not formulated a policy for the resolution of such conflicts.  If we were to lose the services of Ms. Jaen to other pursuits without a sufficient warning we may, consequently, go out of business.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Our proposed language learning properties will exist in an industry subject to:

•

Rapid technological change;

•

The proliferation of new and changing media;

•

Request new product and service introductions and updates; and

•

Changes in customer demands.

Any of the above changes that we fail to anticipate could reduce the demand for our proposed services and online properties, as well as any future products or services we may introduce in the future.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products and lower profit margins.

If any of our services contain defects or errors or if new releases are delayed, our reputation could be harmed, resulting in significant costs to us and impairing our ability to sell our solutions.

If our proposed services contain defects, errors or security vulnerabilities upon launch, our reputation could be harmed, which could result in significant costs to us and impair our ability to sell our services in the future. We would expect that, despite our testing, errors will be found in our services and future enhancements. Significant errors could lead to, among other things:

•

Delays in or loss of market acceptance of our products and services;

•

Diversion of our resources;

•

A lower rate of license renewals or upgrades for consumer and institutional customers;

•

Injury to our reputation; or

•

Increased service expenses or payment of damages.

The internet is subject to security and stability risks that could harm our proposed business and expose us to litigation or liability.

We are entirely dependent upon the security and stability of the Internet to be able to deliver our proposed language education products and services. Online and mobile commerce and communications depend on the ability to transmit confidential information and licensed intellectual property securely over private and public networks. Once we are operational, any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our proposed business.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

•

obtain copyrights or trademarks or rights to copyrights or trademarks, where necessary, and to maintain their validity and enforceability;

•

operate without infringing upon the proprietary rights of others; and

•

prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks.  Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability.  In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third party claims of infringement against us), there can be no assurance that we would prevail.  Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition.

We may need to raise additional funds to pursue our growth strategy or continue our operations, and we may be unable to raise capital when needed.

From time to time, we may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, develop our products and services or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our markets change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our conclusions as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to expand our business or to develop new business at the rate desired and our results of operations may suffer.

Our sole director and officer is located in a non-United States jurisdiction and so you may have limited effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our directors, officers and agents.

Our sole director and officer, Ms Jaen, resides in Panama and any attempt to enforce liabilities upon such individual under the United States' securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over Ms. Jaen and, as a result, it may be difficult or impossible for you to enforce judgements rendered against Ms. Jaen in the United States' courts.  Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against Ms. Jaen or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against our sole officer and director or us.

U.S. investors may have difficulty enforcing judgments and civil liabilities against Language Arts.

Language Arts is organized in the United States, with its principal executive offices and corporate seat in Panama.  Our sole director and officer is a resident of jurisdictions outside the United States.  Additionally, we expect the majority of our assets and the assets of our sole officer are located outside the United States.  As a result, U.S. investors may find it difficult to effect service of process within the United States upon the company or our sole officer or to enforce outside the United States judgments obtained against the company or our sole officer in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against the company or our sole officer in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  It may also be difficult for a U.S. investor to bring an original action in a Panamanian court predicated upon the civil liability provisions of the U.S. federal securities laws against us or our sole director.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

We are currently considered a “shell company,” which limits the tradability of our shares.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement).  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Resultantly, investors may not be able to sell their shares and may lose their entire investment.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 6,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states. Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1.

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2.

Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3.

Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1.

Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2.

Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3.

Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

We are offering for sale to the public up to 5,000,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $25,000, we will not be able to commence planned operations and implement our business plan.  The table below lists intended uses of proceeds indicating the amount to be used for each purpose and the priority of each purpose, if all of the securities are not sold.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		75% of Maximum		Maximum
	$	%	$	%	$	%
OFFERING PROCEEDS	25,000	100.00%	37,500	100.00%	50,000	100.00%

OFFERING EXPENSES(1)
Edgar filing fees	3,000	12.00%	3,000	12.00%	3,000	12.00%
Accounting and legal fees	6,000	24.00%	6,000	24.00%	6,000	24.00%
Transfer agent fees	2,000	8.00%	2,000	8.00%	2,000	8.00%
Total offering expenses	11,000	44.00%	11,000	29.33%	11,000	22.00%

Net proceeds from offering	14,000	56.00%	26,500	70.67%	39,000	78.00%

USE OF NET PROCEEDS
Accounting	4,500	18.00%	4,500	12.00%	4,500	9.00%
Legal & professional	3,000	12.00%	7,000	18.67%	7,000	14.00%
Marketing & advertising	0	0.00%	5,000	13.33%	10,000	20.00%
Office equipment supplies	0	0.00%	2,000	5.33%	2,000	4.00%
Website services	5,000	20.00%	7,500	20.00%	10,000	20.00%
Working capital	1,500	6.00%	500	1.33%	5,500	11.00%

Total use of net proceeds	25,000	100.00%	37,500	100.00%	50,000	100.00%

Determination of Offering Price

The offering price of the common stock of $0.01 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, we considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of the Company from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock.  The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale of:
	Minimum Offering	75% of Maximum	Maximum Offering
Offering price per share	$0.01	$0.01	$0.01
Net tangible book value per share before offering	($0.0001)	($0.0001)	($0.0001)
Increase attributable to existing shareholders	$0.0030	$0.0039	$0.0046
Net tangible book value per share after offering	$0.0029	$0.0038	$0.0045
Per share dilution	$0.0071	$0.0062	$0.0055
Dilution %	71.06%	61.95%	54.91%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of Language Arts Corp.’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Language Arts Corp. is offering, on a best-efforts, self-underwritten basis, a minimum of 2,500,000 and up to 5,000,000 shares of common stock at a price of $0.01 per share.  The shares are intended to be sold directly through the efforts of Maria del Pilar Jaen, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  Potential investors include family, friends and acquaintances of Mr. Jaen.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Ms. Jaen does not intend to use any mass advertising methods such as the Internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into the separate bank account we have created until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Ms. Jaen will not receive commissions for any sales she originates on our behalf.  We believe that Ms. Jaen is exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Ms. Jaen:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of her participation; and

2.

Is not to be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director may not purchase any securities in this offering.

Ms. Jaen, our sole officer and director, has no prior experience in selling stock to potential investors. There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we expect to sell this offering in multiple states, including, but not limited to, Arizona, California, Florida, Nevada, New York and Washington.

The proceeds from the sale of the shares in this offering will be payable to “Language Arts Corp.”  All subscription agreements and checks should be delivered directly to us. Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Language Arts Corp., P.O. Box El Dorado, 0819-11689, Panama, Republic de Panama.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription.  We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Description of Securities

Language Arts Corp.’s authorized capital stock consists of 75,000,000 shares of common stock, having a $0.001 par value.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Non-Cumulative Voting

Holders of shares of Language Arts Corp.'s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Language Arts Corp.'s directors.

Cash Dividends

As of the date of this prospectus, Language Arts Corp. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Language Arts Corp. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaug, Esq., Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

L.L. Bradford & Company, LLC, independent registered public accounting firm, have audited our financial statements at April 30, 2013, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on L.L. Bradford & Company, LLC’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Language Arts Corp. was incorporated in the State of Nevada on April 22, 2013, to design, develop and launch an online language learning and translation service.

During the period ended April 30, 2013, we incurred a net loss of $400.  As of April 30, 2013, we had $400 in total liabilities and no cash on hand.  We have yet to commence our planned merchandising operations.  As of the date of this registration statement, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the annual report.  If our business fails, the investors in this offering may face a complete loss of their investment.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to 34.

Our mailing address is P.O. Box El Dorado, 0819-11689, Panama, Republic de Panama.

Our fiscal year end is April 30.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended.  Our business purpose is to offer language learning and translation services via the Internet. Language Arts has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

Please see “Recent Sales of Unregistered Securities” on page 38 for our capitalization history.

Business of Issuer

Principal Services and Principal Markets

Learning Arts seeks to become a leading provider of language learning and translation services via the Internet.  On June 2, 2013, we purchased the domain address www.languageartstraining.com, which will serve as our base of operations, our primary store-front and portal through which we plan to realize sales.  During the week of July 8, 2013, we published an “alpha” (or initial test) version of our website.  All website development has been and will continue to be provided by third party web developers; we do not intend to perform any website development in-house.  Our website is e-commerce enabled and all fulfillment is currently being provided by Amazon.com.  The website is currently only minimally capable and will be refined as time and funds permit.  We hope to have the second version of our website published in the next 12 to 18 months.

Our target market consists of persons or all ages and backgrounds, worldwide, who would have at least a mild curiosity with learning a different language.  We believe our website will provide a convenient, quick and fun way to learn new languages.

Our goal is to become a leading provider of language learning and translation services and products via the Internet.  We initially plan to market and sell software, audio and video aids, books and accessories through an online storefront we have yet to establish.  The products we plan to sell will be developed and published by third parties; all products will be purchased from third-party manufacturers or distributors. We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products, manufacturers or suppliers.

In addition to selling physical language learning products to customers, we eventually plan to offer an online suite of services including text-based translation services, reference resources such as dictionaries and word-search and online language learning courses.  Our ability to integrate these additional functions into our proposed website is significantly dependent upon our working capital and ongoing operational requirements.  There can be no assurance we will be able to offer these additional services.

Distribution Methods of the Products

We are currently in the process of establishing a base of operations as a language learning company.  We have a preliminary website, which serves as our primary distribution channel.  A portion of the proceeds from the offering contemplated in this prospectus is allocated to continuing development of our Internet site.

Industry Background and Competition

The Internet has become the de facto source for information on all things, including language learning and translation services.  There has been a very rapid adoption of interactive technologies and software tools to help learning, supported by the rapid increase in computing technologies and Internet use.  Competitive parameters include the range of our product offerings, the performance and quality of our language learning services, the reliability of our infrastructure, our scalability and capacity, ease of use and our ability to establish a base of operations and brand awareness.

The language learning market is highly fragmented and consists of the following primary models: classroom instruction utilizing the traditional approach of memorization, grammar and translation; immersion-based classroom instruction; self-study books, audio tapes and software that rely on grammar and translation; and free online offerings that provide basic content and opportunities to practice writing and speaking.  Based solely upon the industry researchand evaluation of our competitors conducted by our management, it is the belief of our management that the sector in which we are seeking to establish a base of operations in is evolving and growing rapidly, and companies are continually introducing new products and services.  The market for our services is highly competitive. We expect to directly compete with business, including other language learning websites, software and mobile applications, as well as other language translation services, websites and software.

All of our competitors have longer operating histories, more customers, greater financial strength, more name recognition and larger technical staffs.  These competitors may be able to attract customers more easily because of their financial resources and awareness in the market and free subscriptions because of advertising revenue.  Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

Intellectual Property

Our ability to protect any core technology and intellectual property we may develop will be critical to our success.  We intend to rely on a combination of measures to protect our intellectual property, including patents, trade secrets, trademarks, trade dress, copyrights and non-disclosure and other contractual arrangements.  As of the date of this registration statement, we have no intellectual property to protect.

Government Regulation

We are a corporation formed in the United States and based in Panama.  As an internet company, we operate globally and are potentially subject to various local and foreign laws governing businesses in general.  Since we will be operating as a foreign entity in Panama, we will be required to register with the Panamanian government and obtain any necessary permits and/or licenses.

There are comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Number of total employees and number of full time employees

We rely exclusively on the services of our sole officer and director. There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.  We do not anticipate hiring employees over the next 12 months.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Maria del Pilar Jaen, our sole officer and director, at no charge to us.  The total useable space measures approximately 100 square feet.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our sole officer and director has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

Neither our sole director and officer, nor any consultant of Language Arts Corp. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Language Arts Corp.;

2.

There are no shares of our common stock that could be sold pursuant to Rule 144 of the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Language Arts Corp. has 6,000,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.  Our Transfer Agent is anticipated to be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida, Phone: (813) 344-4490.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of May 30, 2013, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Language Arts Corp.

We have audited the accompanying balance sheet of Language Arts Corp.  (A Development Stage Company) (the “Company”) as of April 30, 2013 and the related statements of operations, stockholders’ equity and cash flows for the period from inception (April 22, 2013) to April 30, 2013. Language Arts Corp.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Language Arts Corp. (A Development Stage Company) as of April 30, 2013 and the results of their operations and their cash flows for the period from inception (April 22, 2013) to April 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L.L. Bradford & Company

Las Vegas, Nevada

June 3, 2013

Language Arts Corp.

(A Development Stage Company)

Balance Sheet

April 30, 2013
Assets

Current assets:
Cash and cash equivalents	$-
Total current assets	-

Total assets	$-

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$400
Total current liabilities	400

Total liabilities	400

Stockholders’ deficit
Common stock, $0.001 par value, 75,000,000 shares
authorized, 6,000,000 shares issued and outstanding as of
April 30, 2013	6,000
Additional paid-in capital	14,000
Subscriptions receivable	(20,000)
Deficit accumulated during development stage	(400)
Total stockholders’ deficit	(400)

Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

Language Arts Corp.

(A Development Stage Company)

Statement of Operations

April 22, 2013
(Inception) to
April 30,
2013

Revenue	$-

Expenses:
General and administrative expenses	400
Total expenses	400

Operating loss	(400)

Net loss	$(400)

Net loss per share - basic	$(0.00)

Weighted average number of common shares
outstanding - basic	5,333,333

The accompanying notes are an integral part of these financial statements.

Language Arts Corp.

(A Development Stage Company)

Statement of Stockholders’ Deficit

					Deficit
					Accumulated
			Additional		During	Total
	Common Stock		Paid-in	Subscriptions	Development	Stockholders’
	Shares	Amount	Capital	Receivable	Stage	Deficit

Balance, April 22, 2013 (inception)	-	$-	$-	$-	$-	$-

April 23, 2013
Founders shares
Issued for cash receivable
$0.001 per share	6,000,000	6,000	14,000	20,000	-	-

Net loss	-	-	-	-	(400)	(400)

Balance, April 30, 2013	6,000,000	$6,000	$14,000	$20,000	$(400)	$(400)

The accompanying notes are an integral part of these financial statements.

Language Arts Corp.

(A Development Stage Company)

Statement of Cash Flows

April 22, 2013
(Inception)
Through
April 30, 2013

Operating activities
Net loss	$(400)
Changes in operating assets and liabilities:
Increase in accounts payable	400
Net cash used in operating activities	-

Financing activities
Related party payable	-
Issuances of common stock	20,000
Stock receivable	(20,000)
Net cash provided by financing activities	-

Net increase (decrease) in cash	-
Cash – beginning	-
Cash – end	$-

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

Language Arts Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 1 – History and organization of the company

The Company was organized April 22, 2013 (Date of Inception) under the laws of the State of Nevada, as Language Arts Corp.  The Company is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock.

The business of the Company is to sell language education and translation software via the Internet.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 2 – Accounting policies and procedures

Basis of Presentation:

The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end

The Company has adopted April 30 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of April 30, 2013.

Fair value of financial instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2013.  The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and other current liabilities. Fair values were assumed to approximate carrying values for cash and other current liabilities because they are short term in nature and they are payable on demand.

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at April 30, 2013.

Language Arts Corp.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 2 – Accounting policies and procedures (continued)

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-

dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of April 30, 2013.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Income Taxes

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of April 30, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of April 30, 2013, no income tax expense has been incurred.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Language Arts Corp.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 2 – Accounting policies and procedures (continued)

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $400 as of April 30, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 – Income taxes

For the period ended April 30, 2013, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At April 30, 2013, the Company had approximately $400 of federal and state net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2033. The provision for income taxes consisted of the following components for the period ended April 30:

The components of the Company’s deferred tax asset are as follows:

April 30, 2013
Deferred tax assets:
Net operating loss carry forwards	$ 140
Valuation allowance	(140)
Total deferred tax assets	$ -

Language Arts Corp.

(A Development Stage Company)

Notes to Financial Statements

(Audited)

Note 4 – Income taxes (continued)

The valuation allowance for deferred tax assets as of April 30, 2013 was $140.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of April 30, 2013, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at April 30:

2013

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%

Note 5 – Stockholders’ equity

The Company is authorized to issue up to 75,000,000 shares of its $0.001 par value common stock.

On April 23, 2013, the Company issued 6,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for cash in the amount of $20,000.  The proceeds have not been received as at April 23, 2013 and hence are classified as stock receivable as on April 30, 2013.

Note 6 – Subsequent Events

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and believes there are only the following material subsequent events to report:

On May 3, 2013, an officer of the Company loaned the company $100 in cash.  The loan is due on demand, has no terms of repayment, is unsecured and bears no interest.

On May 8, 2013, the founding shareholder of the Company provided cash in the amount of $20,000 in satisfaction of the stock receivable related to the purchase of 6,000,000 shares of the Company’s common stock.

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Results of Operation for the period April 22, 2013 (Inception) to April 30, 2013

Revenues

Language Arts Corp. was incorporated in the State of Nevada on April 22, 2013, with the intent to become a leading provider of language learning and translation services via the Internet.  We expect our primary source of revenue to be derived from sales of language learning products, such as books, audio and visual aids, and computer software on our proposed Internet site, which we have not yet developed.  We only recently published a preliminary version of our website.  Since our inception, we have not generated any revenues.

Operating expenses

We incur various costs and expenses in the execution of our business. During the period ended April 30, 2013, total expenses were $400, which is solely attributable to $400 in general and administrative expenses related to incorporation fees with the State of Nevada.

Net loss

In the period ended April 30, 2013, we incurred a net loss of $400.

Liquidity and capital resources

As of April 30, 2013, we had $0 of cash on hand.  We currently have a $20,000 subscription receivable for stock issued to our sole officer, director and shareholder on April 23, 2013; for which we collected the cash during May 2013.  Additionally, we are registering for sale up to 5,000,000 shares of our common stock at a price of $0.01 per share.  If we are successful in raising the maximum offering amount, management believes the aggregate funds will be sufficient to establish a base of operations over the next 12 months.  However, we do not have any means through which to generate revenues.  Thus, our management expects that we will experience net cash out-flows for at least the next 12 months, given the developmental nature of our business.  Our management believes that in the event we require additional capital, we will be required to issue capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

No development related expenses have been or will be paid to our affiliates.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of Operation

In order to meet our goal of sustainable operations through organic means, we intend to implement the following plan of action:

PHASE	MILESTONES	COST/BUDGET	TIME FRAME

Phase I	Obtain financing	$11,000

	• Corporate formation and business plan		Completed
	• Private financing from founders		Completed
	• Register public offering of common stock		Months 1-3

Phase II	Development stage	$10,000

	• Register domain name		Completed
	• Hire web development firm		Completed
	• Develop web strategy		Month 3
	• Begin development and testing of website		Completed

Phase III	Operational stage	$12,000

	• Launch version 1 of website, test and modify		Completed and ongoing
	• Refine and debug website		Months 3-6
	• Develop and implement marketing strategy		Months 6-12

Phase I:  Obtain Financing

We believe that we will raise sufficient capital to establish our base of operations and initiate our business objectives.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  To date, we have obtained $20,000 from our founder.  We intend to allocate up to $11,000 of these funds toward establishing our corporate structure and conducting a registered public offering of up to 5,000,000 shares of common stock at a price of $0.01 per share for gross proceeds of $50,000 to execute our business plan. The balance of $20,000 provided by our founder is anticipated to be retained as working capital to be used for any general corporate purposes we may deem necessary.

Phase II:  Development Stage

The second phase of our operational plan is to develop and publish our language learning and translation website.  We intend to operate solely as an online company.  All sales are expected to be realized through our proposed web site.  Without an Internet presence, we will be unable to generate any revenues.  Therefore, we believe that developing a website is imperative in executing our proposed business.

We have already registered a domain address at www.languageartstraining.com and have published the alpha (preliminary) version of our corporate website.  Although we did not intend to launch the site until approximately the second quarter of 2014, our third party web developer was ahead of schedule.  We have budgeted $10,000 to register our domain name, engage a web development firm and begin the development of our site.  To date, we have spent $1,500 for the domain registration, hosting and development of this initial website.  Our website is currently e-commerce capable through Amazon.com.  We do not plan on stocking any saleable inventory during this period, as all fulfillment activities are currently being conducted through Amazon.com.  Due to being nearly 9 months ahead of schedule, management is working with our developers on a web strategy that we hope to fully implement within the next three months of operations.

Phase III:  Operational Stage

We originally estimated that we would be able to launch our initial website within 10-12 months of the date of this registration statement.  However, due to the speed of the third party developers we hired, the alpha site was launched the week of July 8, 2013.  Our management now expects to refine and improve the site as our capital permits and our operations warrant.  Within the next six to 12 months, our management plans to develop and implement a promotional strategy to generate awareness of our brand and proposed products, as well as drive traffic to our web site.  Our management estimates our budget for the operational stage to be approximately $12,000.  Our web marketing strategy has not been developed and may differ significantly when actually implemented.  Any such strategy will be put into action as soon as possible.

All estimated costs described in the table, above, are those of management and actual, realized costs may vary significantly.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.  Additionally, any delay in the process will set back all objectives not yet achieved.

If we do not generate sufficient cash flow to support our operations over the next 12-18 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1.

Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2.

Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3.

Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Maria del Pilar Jaen	37	President, Secretary, Treasurer and Director	2013-2014

Background of Directors, Executive Officers, Promoters and Control Persons

Maria del Pilar Jaen – Mr. Jaen has been a language professor for nearly 12 years, most recently with Spanish Panama from June 2005 through present day.  Spanish Panama is a company set in Panama City that is dedicated to teach Spanish to foreign students.  Spanish Panama provides students the ability to learn conversational Spanish or receive specialized Spanish classes in Panama for business, corporations, banking or health care professionals.  She has also been a freelance Spanish professor from December 2010 through current.  This profession has inspired her to create a company that will adapt efficient language services to the needs of her customers and attract more customers with better tools and modern techniques.

Promoters

Maria del Pilar Jaen is a founder and director, and, as such, is considered a promoter of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

As defined in Item 407 of Regulation S-K, our sole director, Ms. Jaen, is not considered an independent director.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of  our officer and director, or any partnership in which she was a general partner at or within two years before the time of such filing, or any corporation or business association of which she was an executive officer at or within two years before the time of such filing.

Neither our sole officer and director nor any consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of our sole director and officer, nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

Our sole director and officer, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has never been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the period from April 22, 103 (inception) to April 30, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Non- qualified Deferred Compen- sation Earnings ($)	All Other Compen -sation ($)	Total ($)

Maria del Pilar Jaen	2013	-	-	-	-	-	-	-	-
President

Employment Contracts and Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares	Amount of Beneficial Ownership(1)	Percent of Class
			Before Offering	After Offering(2)

Common	Maria del Pilar Jaen, President (3)	6,000,000	100.0%	54.5%

	All Directors and Officers as a group (1 persons)	6,000,000	100.0%	54.5%

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

Assumes the sale of the maximum offering amount of shares being offered for sale.

3.

The address for our sole officer and director is: P.O. Box El Dorado, 0819-11689, Panama, Republic de Panama.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On April 23, 2013, we issued a total of 6,000,000 shares of $0.001 par value common stock to Maria del Pilar Jaen, founder and sole officer and sole director for a total amount of $20,000 in cash.

Additionally, we use office space and services provided without charge by our sole officer.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Language Arts Corp.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on 41.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.